                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              PHARMACIA & UPJOHN
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                               [COMPANY NAME]
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

PHARMACIA & UPJOHN LOGO
     PHARMACIA & UPJOHN LOGO

                                                                  March 23, 1998

To Our Shareholders:

  You are cordially invited to attend our Annual Meeting of Shareholders to be held on Friday, May 8, 1998 at 10:00 a.m. at the Globe Annex in Stockholm, Sweden. The meeting will begin with the election of four directors to serve for a term of three years. The meeting will also provide a report on operations and an opportunity for shareholders to meet members of the Board and ask questions or make comments if they wish.

  For shareholders unable to attend the meeting in Stockholm, an informational meeting will be held at the Radisson Plaza Hotel in Kalamazoo, Michigan, USA, at 11:00 a.m. on Monday, May 11, 1998. This meeting will include the presentations made at the Annual Meeting in Stockholm and provide an opportunity for shareholders to ask questions and make comments, but no votes will be taken.

  Persons who were shareholders of record of the Company at the close of business on March 10, 1998, are entitled to have their votes counted at the meeting. The enclosed proxy card appoints the Chairman of the Board and the Chief Executive Officer of the Company as proxies or agents to vote your shares at the meeting as you direct. Whether or not you expect to personally attend the meeting in Stockholm, please complete the enclosed proxy card and either return it promptly in the envelope provided or, in the U.S., call the toll-free number indicated on the proxy card. If you have mailed your proxy card, you do not need to telephone.

                                   SOREN GYLL

                                   Soren Gyll
                             Chairman of the Board

                                  FRED HASSAN

                                  Fred Hassan
                            Chief Executive Officer

                            PHARMACIA & UPJOHN, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               STOCKHOLM, SWEDEN
                                  MAY 8, 1998
--------------------------------------------------------------------------------

     The Annual Meeting of Shareholders of Pharmacia & Upjohn, Inc., a Delaware corporation, will be held on Friday, May 8, 1998, at 10:00 a.m., at the Globe Annex, Stockholm, Sweden. The purposes of the Annual Meeting are to:

     1. Elect four directors for a term of three years; and

     2. Transact such other business as may properly come before the meeting.

     There will also be an informational meeting for shareholders on Monday, May 11, 1998 at 11:00 a.m. at the Radisson Plaza Hotel in Kalamazoo, Michigan. This meeting will include the presentations provided during the Annual Meeting in Stockholm, but no votes will be taken.

     Shareholders will have an opportunity to ask questions and make comments at either meeting.

     Only shareholders of record at the close of business on March 10, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                            By Order of the Board
March 23, 1998                              Don W. Schmitz
                                            Secretary

--------------------------------------------------------------------------------

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, THE BOARD OF DIRECTORS REQUESTS THAT YOU SIGN THE ENCLOSED PROXY CARD AND EITHER RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED OR, IN THE U.S., CALL THE TOLL-FREE NUMBER INDICATED ON THE PROXY CARD.

                               PHARMACIA & UPJOHN

                    THE PHARMACIA & UPJOHN MANAGEMENT CENTRE
                                  67 ALMA ROAD
                               WINDSOR, BERKSHIRE
                                 UNITED KINGDOM

                                PROXY STATEMENT

  This proxy statement is being distributed to shareholders of Pharmacia & Upjohn, Inc. (the "Company") on or about March 23, 1998 in connection with the solicitation by the Company's Board of Directors of proxies to be used at the Annual Meeting of Shareholders of the Company. The Annual Meeting will be held at the Globe Annex, Stockholm, Sweden, on Friday, May 8, 1998, at 10:00 a.m.

  Any shareholder giving a proxy has the power to revoke it at any time before it is voted. The Company will bear the costs of solicitation of proxies. The Company may also reimburse persons holding stock in their names or in those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies.

  It is the Company's policy that all proxies, ballots and voting tabulations that identify how shareholders voted will be kept confidential, except where disclosure may be required by applicable law, where disclosure is expressly requested by a shareholder, and in proxy solicitations not approved and recommended by the Board of Directors, and that the tabulators and the inspectors of election be independent and not employees of the Company.

  Shareholders of record at the close of business on March 10, 1998 are entitled to notice of and to vote at the meeting. At the close of business on January 31, 1998, the Company had 507,245,672 shares (excluding 1,401,835 treasury shares) of Common Stock outstanding, each share being entitled to one vote. These shares will be voted as specified in the shareholder's proxy card or by the shareholder in person or through his nominee at the Annual Meeting. The Company's fiscal year is the calendar year.

  At the close of business on January 31, 1998, shares of Convertible Perpetual Preferred Stock of the Company were held by the Pharmacia & Upjohn Employee Stock Ownership Trust pursuant to the Pharmacia & Upjohn Employee Savings Plan. These shares have votes equivalent to 10,125,183 shares of Common Stock. Each participant in the Plan may direct State Street Bank and Trust Company, as the Trustee of the Plan, how to vote the shares allocated to the participant's account under the Plan. A participant may also direct the Trustee how to vote the participant's "proportionate share" of the votes attributable to shares which have not been allocated to participant accounts or for which no instructions were timely received. If a participant is also a shareholder of record, the proxy card given by such person will govern the voting of shares held by the participant both directly and through the Plan.

  Matters submitted to a vote of shareholders, other than the election of directors, must be approved by the holders of a majority of the shares voting at the Annual Meeting whether in person, by nominee or by proxy card. In determining whether a quorum exists at the meeting, all votes "for" or "against," as well as all abstentions (including votes to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes, will be counted. With respect to the election of directors, since the nominees receiving the four highest vote "for" totals will be elected as directors of the Company, abstentions and broker non-votes will not be counted. If an individual has signed the Company's proxy card but failed to indicate a vote, such proxy will be voted for all nominees and in the proxies' discretion on any other matters that may properly come before the meeting. The Company has engaged the services of D. F. King & Co., Inc. to assist in the solicitation of proxies for a fee not to exceed $20,000, plus out-of-pocket expenses.

                           ELECTION OF FOUR DIRECTORS

  The Board of Directors is composed of three classes of members. One class of directors is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified. Except where the authority to do so has been withheld, it is the intention of the persons named in the Company's proxy to vote to elect Gustaf Douglas, Fred Hassan, Olof Lund and C. Steven McMillan as directors.

  These nominees have indicated a willingness to serve, but if, for any unforeseen cause, any of them should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising before the Annual Meeting of Shareholders in accordance with the discretionary authority of the proxies.

  Jan Ekberg, Daryl Grisham, William LaMothe and William Mulholland, current members of the Board of Directors of the Company, will not continue in office after the Annual Meeting of Shareholders. As a result, the Board of Directors of the Company has approved reducing the size of the Board to 12 members after the Annual Meeting.

  Information with respect to the nominees for election and the directors continuing in office with respect to age and positions with the Company or other principal occupations for the past five years follows. Each individual, except
F. Hassan and C. Steven McMillan, was initially elected as a director of the Company in November 1995 following the combination (the "Combination") of The Upjohn Company ("Upjohn") and Pharmacia Aktiebolag ("Pharmacia").

                  NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                        FOR THREE-YEAR TERM EXPIRING IN 2001

                        GUSTAF DOUGLAS, AGE 60, CHAIRMAN OF INVESTMENT AB LATOUR, AN
GUSTAF DOUGLAS          INVESTMENT HOLDING COMPANY. Mr. Douglas is also Vice
PHOTO                   Chairman of Securitas AB and Sveriges Television AB, and is
                        a member of the Board of Directors of Assa Abloy AB, AB
                        Fagerhult, Munksjo AB, and Stiftelsen Svenska Dagbladet. He
                        had served as a Director of Pharmacia before the
                        Combination. He is a member of the Audit Committee of the
                        Board of Directors.

                        FRED HASSAN, AGE 52, PRESIDENT AND CHIEF EXECUTIVE OFFICER
FRED HASSAN PHOTO       OF THE COMPANY. Mr. Hassan had been Executive Vice President and a member of the Board of Directors of American Home
                        Products Corporation immediately prior to joining the
                        Company in May 1997, and had been Senior Vice President of
                        American Home Products Corporation before that. He is a
                        member of the Executive Committee of the Board of Directors.

                        OLOF LUND, AGE 67, FORMER PRESIDENT AND CHIEF EXECUTIVE
OLOF LUND PHOTO         OFFICER OF CELSIUS INDUSTRIER AB, A DEFENSE MANUFACTURING
                        COMPANY. Mr. Lund is the Chairman of AssiDoman AB, Enator
                        AB, SIAR Foundation and the Swedish Financial Accounting
                        Standards Council, and is a member of the Board of Directors of FPG/AMFK, Posten AB and the Federation of Swedish
                        Industries. Mr. Lund is also a member of the Royal Academy of War Sciences. He had served as a Director of Pharmacia
                        before the Combination. He is a member of the Executive and the Nominating and Corporate Governance Committees of the
                        Board of Directors.

                        C. STEVEN MCMILLAN, AGE 52, PRESIDENT AND CHIEF OPERATING
C. STEVEN               OFFICER OF SARA LEE CORPORATION, A CONSUMER GOODS COMPANY.
McMILLAN PHOTO          Mr. McMillan previously held other management positions at
                        Sara Lee before assuming his current position. Mr. McMillan is a member of the Board of Directors of Sara Lee
                        Corporation and Illinova Corporation, and is Chairman of the
                        Board of Electrolux Corporation (North America). He also
                        serves on the Boards of several not-for-profit and civic
                        organizations.

               MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                               TERM EXPIRING IN 1999

                        RICHARD H. BROWN, AGE 50, CHIEF EXECUTIVE OFFICER, CABLE AND
RICHARD H. BROWN        WIRELESS PLC, A TELECOMMUNICATIONS COMPANY. Prior to joining
                        Cable and Wireless plc, Mr. Brown had been President and
                        Chief Executive Officer of H&R Block, Inc., a tax and
                        financial services company, and before that had been Vice
                        Chairman of Ameritech Corp., a telecommunications company.
                        He is a member of the Board of Directors of Cable and
                        Wireless plc and the Seagram Co., Ltd., and is a member of the Board of Trustees of Ohio University Foundation. He had
                        served as a Director of Upjohn before the Combination. He is a member of the Executive and the Compensation Committees of the Board of Directors.

                        M. KATHRYN EICKHOFF, AGE 58, PRESIDENT, EICKHOFF ECONOMICS
M. KATHRYN              INCORPORATED, ECONOMIC CONSULTANTS. Ms. Eickhoff is the
EICKHOFF PHOTO          former Associate Director for Economic Policy, United States
                        Office of Management and Budget. She also serves as a
                        director of AT&T, Tenneco Inc. and Fleet Bank, NA. Ms.
                        Eickhoff is a member of several business organizations
                        including the Conference of Business Economists, the
                        Economic Club of New York and the National Association of
                        Business Economists. She had served as a Director of Upjohn before the Combination. She is a member of the Audit
                        Committee of the Board of Directors. The Company has
                        retained Eickhoff Economics Incorporated to provide economic services to the Company for an annual fee of $25,000.

                        BERTHOLD LINDQVIST, AGE 59, PRESIDENT AND CHIEF EXECUTIVE
BERTHOLD                OFFICER OF GAMBRO AB, A GLOBAL MEDICAL TECHNOLOGY COMPANY.
LINDQVIST PHOTO         Mr. Lindqvist is also a member of the Board of Directors of
                        Gambro AB, Trelleborg AB, PLM AB, Munters AB and Securitas
                        AB. Mr. Lindquist is also a member of the Royal Academy of
                        Sciences. He had served as a Director of Pharmacia before
                        the Combination. He is a member of the Compensation
                        Committee of the Board of Directors.

                        BENGT SAMUELSSON, M.D., AGE 63, PROFESSOR OF MEDICAL AND
BENGT SAMUELSSON        PHYSIOLOGICAL CHEMISTRY, AND, FORMERLY, PRESIDENT,
PHOTO                   KAROLINSKA INSTITUTE. Dr. Samuelsson was the Nobel Laureate
                        in Physiology or Medicine in 1982 and is currently Chairman of the Nobel Foundation. He is also a member of the Board of
                        Directors of Svenska Handelsbanken and the Liposome Company.
                        Dr. Samuelsson is a member of the Royal Swedish Academy of
                        Sciences, the American Academy of Arts and Sciences, the
                        Association of American Physicians, Academie des Sciences,
                        Paris, the U.S. National Academy of Sciences, and the Royal
                        Society, London. He had served as a Director of Pharmacia
                        before the Combination. He is a member of the Nominating and
                        Corporate Governance Committee of the Board of Directors.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                             TERM EXPIRING IN 2000

                        FRANK C. CARLUCCI, AGE 67, CHAIRMAN, THE CARLYLE GROUP, A
FRANK C. CARLUCCI       MERCHANT BANK. Mr. Carlucci had been Vice Chairman of The
PHOTO                   Carlyle Group from 1989 to 1993. He served as U.S. Secretary of Defense from 1987 to 1989. Mr. Carlucci is currently on the Board of Directors of Ashland, Inc., Kaman Corporation,
                        Neurogen Corporation, Northern Telecom Limited, The Quaker
                        Oats Company, SunResorts, Ltd., N.V. and Texas Biotechnology
                        Corporation. He also serves on the board of trustees for the nonprofit Rand Corporation. He had served as a Director of
                        Upjohn before the Combination. He is a member of the Audit
                        Committee of the Board of Directors.

                        SOREN GYLL, AGE 57, CHAIRMAN OF THE BOARD OF THE COMPANY AND
SOREN GYLL PHOTO        FORMER PRESIDENT AND CHIEF EXECUTIVE OFFICER OF AB VOLVO, AN
                        AUTOMOBILE MANUFACTURER. Mr. Gyll had also been Chairman of
                        Procordia AB, the predecessor of Pharmacia, from 1992 until
                        1995, and before that had served as Procordia's President
                        and Chief Executive Officer. Mr. Gyll is a member of the
                        Board of Directors of Bilia AB, AB Volvo, SKF AB, SCA AB,
                        Skanska AB, Oresa Ventures, the Federation of Swedish
                        Industries, and the Swedish Employer's Confederation. Mr.
                        Gyll is also a member of the Royal Swedish Academy of
                        Engineering Sciences, the Swedish National Association of
                        Engineering Industries and the Board of the Swedish Works
                        Association. He had served as a Director of Pharmacia before the Combination. He is Chairman of the Executive Committee
                        of the Board of Directors.

                        WILLIAM U. PARFET, AGE 51, CO-CHAIRMAN OF MPI RESEARCH, LLC,
WILLIAM U. PARFET       A PRE-CLINICAL TOXICOLOGY AND CLINICAL PHARMACEUTICAL
PHOTO                   TESTING LABORATORY. Mr. Parfet assumed his current position in November 1995 and had previously served from October 1993 to January 1996 as President and Chief Executive Officer of
                        Richard-Allan Medical Industries, a medical device
                        manufacturer. Prior to that, he had served as Vice Chairman of the Board of Upjohn. Mr. Parfet serves as a member of the
                        Board of Directors of CMS Energy Corporation, the Financial
                        Accounting Foundation, Stryker Corporation and Sybron
                        International. He had served as a Director of Upjohn before the Combination. He is a member of the Nominating and
                        Corporate Governance Committee of the Board of Directors.
                        From time to time, the Company has retained MPI Research,
                        LLC to conduct pre-clinical and clinical testing work for
                        the Company. Mr. Parfet is the brother of Donald R. Parfet,
                        Senior Vice President of the Company.

                        ULLA REINIUS, AGE 60, PRESIDENT OF U. REINIUS FINANSFAKTA
ULLA REINIUS            AB, PUBLISHER AND FINANCIAL INFORMATION CONSULTANT. Ms.
PHOTO                   Reinius is also a member of the Board of Directors of the
                        Swedish Association for Share Promotion. She is a former
                        member of the Swedish Government Ethical Committee. She had served as a Director of Pharmacia before the Combination.
                        She is a member of the Audit Committee of the Board of
                        Directors.

                   INFORMATION CONCERNING SECURITY OWNERSHIP

  Under regulations of the United States Securities and Exchange Commission, persons who have power to vote or dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of such shares.

  Set forth in the following table is the beneficial ownership of what the Company believes were the holders of 5% or more of the Company's Common Stock as of December 31, 1997:

                   SHARES OF COMMON STOCK BENEFICIALLY OWNED

                      NAME AND ADDRESS                               AMOUNT OF
                    OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP    % OF CLASS
                    -------------------                         --------------------    ----------
Putnam Investments, Inc.(1).................................         38,068,759            7.5
Swedish Ministry of Industry and Commerce(2)................         35,519,540            7.0
Wellington Management Company(3)............................         28,254,120            5.6

-------------------------
(1) The address for Putnam Investments, Inc. is One Post Office Square, Boston, Massachusetts 02109 USA.

(2) Based on information available to the Company, it is believed that these shares are held by the Ministry of Industry and Commerce of the Kingdom of Sweden through Forvaltningsaktiebolaget Stattum, Fredsgatan 8, S-103 33, Stockholm, Sweden.

(3) The address for Wellington Management Company is 75 State Street, Boston, Massachusetts 02109 USA.

  Set forth in the following table are the beneficial ownership of the Company's Common Stock (either as Common Stock or in the form of Swedish Depositary Shares) as of the close of business on January 31, 1998 of individual directors continuing in office after the Annual Meeting, the nominees for election at the Annual Meeting, the two former Presidents and Chief Executive Officers of the Company, the Company's other officers set forth in the Summary Compensation Table included in this proxy statement, and all such directors, nominees and officers as a group.

                                                         SHARES OF COMMON STOCK BENEFICIALLY OWNED
                                           ---------------------------------------------------------------------
                                                                              SHARED
                                             TOTAL      SOLE VOTING           VOTING           OPTIONS
                                           AMOUNT OF      AND/OR              AND/OR         EXERCISABLE
                                           BENEFICIAL   DISPOSITIVE         DISPOSITIVE       WITHIN 60    % OF
                                           OWNERSHIP       POWER               POWER            DAYS       CLASS
                                           ----------   -----------         -----------      -----------   -----
Goran A. Ando............................    133,000         3,000                             130,000       *
Richard H. Brown(2)(3)...................     10,403        10,403                                           *
Frank C. Carlucci(3).....................     20,846        20,846                                           *
Richard T. Collier.......................         --            --                                           *
Kenneth M. Cyrus(1)(4)...................    288,135        50,458                             237,677       *
Gustaf Douglas...........................      1,250         1,250                                           *
M. Kathryn Eickhoff(3)...................      5,846         5,846                                           *
Jan Ekberg(2)............................      6,550         6,550                                           *
Fred Hassan(2)...........................    422,000       422,000                                           *
Soren Gyll...............................      7,000         7,000                                           *
Berthold Lindqvist.......................      1,250         1,250                                           *
Olof Lund................................      1,625         1,625                                           *
C. Steven McMillan.......................         --            --                                           *
William U. Parfet(1)(3)(4)(5)............  1,022,789       615,659            407,130                        *
Ulla Reinius.............................      1,250         1,250                                           *
Robert C. Salisbury(1)(4)................    366,433        56,985                             309,448       *
Bengt Samuelsson.........................      1,000         1,000                                           *
Ley S. Smith(1)(2)(4)....................    198,240        34,990                             163,250       *
John L. Zabriskie(1)(2)..................     73,339        73,339                                           *
Directors, Nominees and Named Officers as
  a Group (19 persons)(1)(2)(3)(4)(5)....  2,560,956     1,313,451            407,130          840,375       *

-------------------------
 *  Less Than 1%

(1) Excludes the following share units which were awarded under the Company's prior Incentive Compensation Plans but payment of which is deferred: K.M. Cyrus, 46,497; W.U. Parfet, 479; R.C. Salisbury, 52,952; L.S. Smith, 17,925;
    J.L. Zabriskie, 19,730; and directors, nominees and such officers as a group, 137,583.

(2) Excludes 507 shares held by the spouse of R.H. Brown; 610 shares held by the spouse of J. Ekberg; 5,200 shares held by the spouse of F. Hassan; 3,190 shares held by the spouse of L.S. Smith; and 145 shares held by the spouse of J.L. Zabriskie; and 9,652 shares held by the spouses of directors, nominees and such officers as a group.

(3) Includes the following number of shares representing deferred directors' fees payable in stock which are held in trust with respect to which the individual has shared voting power: R.H. Brown, 9,924; F.C. Carlucci, 20,110; M.K. Eickhoff, 2,671; and W.U. Parfet, 248.

(4) Includes the following number of shares or share equivalents credited under the Company's Employee Savings Plan with respect to which the individual has sole voting power: K.M. Cyrus, 6,536; W.U. Parfet, 6,704; R.C. Salisbury, 6,830; L.S. Smith, 3,200; and directors, nominees and such officers as a group, 23,270.

(5) Includes shares held in trust over which voting and/or dispositive power is shared in his capacity as trustee under various trusts.

                       BOARD OF DIRECTORS AND COMMITTEES

  The Board of Directors held seven meetings during 1997. The Board consists entirely of non-employee directors except for the President and Chief Executive Officer of the Company.

  The Compensation Committee of the Board of Directors met five times during 1997 to determine the compensation and benefits of the Board and the Company's executive officers. Current members of the Compensation Committee are R. H. Brown, Chairman, J. Ekberg, D. F. Grisham and B. Lindqvist, none of whom is an employee nor eligible for incentive compensation or stock option awards from the Company.

  The Audit Committee, which met five times in 1997, assists the Board in overseeing the accounting, financial reporting, auditing, internal control, business ethics and clinical development policies and procedures of the Company. The Committee recommended to the Board of Directors the selection of Coopers & Lybrand, LLP as the Company's independent auditors; reviewed the annual financial statements and discussed them with the auditors and financial staff of the Company prior to their submission to the Board of Directors; reviewed the independence of the independent accountants conducting the audit; reviewed the services provided by the independent accountants; reviewed the scope of the Company's internal audit program; discussed with management and the auditors the Company's accounting system and related systems of internal control; reviewed the Company's information security program; and consulted as it deemed necessary with the independent accountants, internal auditors and the Company's internal financial staff. Current members of the Audit Committee are G. Douglas, Chairman, F. C. Carlucci, M. K. Eickhoff and U. Reinius.

  The Nominating and Corporate Governance Committee of the Board met seven times during 1997. The Committee makes recommendations to the Board regarding Board and committee membership, director performance, officer candidates and plans for management succession. The Committee also reviews and recommends to the Board appropriate corporate governance policies and practices. The Committee will consider director nominees recommended by shareholders. Any such recommendations should be made in writing to the Secretary of the Company at the address set forth on the first page of this proxy statement. Current members of the Nominating and Corporate Governance Committee are W. E. LaMothe, Chairman, O. Lund, W. U. Parfet and B. Samuelsson.

                        BOARD OF DIRECTORS COMPENSATION

  Annual compensation for non-employee members of the Board of Directors consists of a retainer fee of $50,000 ($100,000 for the Chairman of the Board) and 500 shares of the Company's Common Stock. The chairperson of each Board committee receives an additional annual fee of $5,000. There are no additional fees for attending regular meetings or serving on regular Board committees. The Company's Chief Executive Officer does not receive separate compensation for serving on the Board of Directors. Board members who were involved in selecting the Company's new President and Chief Executive Officer during 1997 received $1,500 for each meeting attended, and the Chairman of the Nominating and Corporate Governance Committee received an additional $5,000.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

  The Compensation Committee, consisting of four non-employee directors of the Company who have no known conflicts, is responsible for the establishment and oversight of executive compensation policies and practices for the Company's executive officers.

COMPENSATION POLICIES

  In general, the Company seeks to encourage and reward executive efforts which create shareholder value through achievement of corporate objectives, business strategies and performance goals by blending annual cash and equity compensation and long-term equity compensation, and, in so doing, to align the interests of executives with those of shareholders. More specifically, the Committee's compensation policies can be summarized as:

(a) total executive compensation should be targeted at or near the median competitive level of comparable global pharmaceutical companies for competitive performance, and, similarly, differentiated performance should be recognized;

(b) incentive-based (at-risk) compensation should be at least 30% of total cash compensation, with the higher-ranking executives having a greater proportion of incentive-based compensation;

(c) equity-based compensation should be used to further link executive performance to shareholder interests, promote and encourage stock ownership in the Company and provide an incentive to create long-term shareholder value.

  It is the Committee's belief that a compensation program designed around these policies will enhance the returns to the Company's shareholders relative to the group of comparable global pharmaceutical companies, consisting of American Home Products Corporation, Astra AB, Bristol-Myers Squibb Company, Eli Lilly and Company, Glaxo Wellcome plc, Hoffmann-LaRoche and Company, Ltd, Merck & Company, Inc., Novartis AG, Pfizer Inc., Rhone-Poulenc Rorer, Inc., Schering-Plough Corporation, SmithKline Beecham plc and Zeneca Group plc. Each component of compensation (base salary, annual incentive bonus, and long-term equity-based compensation) is described more fully below.

BASE SALARIES

  Executive salaries are based on several factors: competitive labor market position determined from market surveys, level of job responsibility, and individual performance. Our objective is to ensure a base salary component that is competitive (at a level near the median of comparable global pharmaceutical companies) and allows for attracting and retaining key talent. Officer performance ratings and salary increases are reviewed by the Committee annually.

INCENTIVE-BASED COMPENSATION

  Payments under the Company's Incentive Compensation Plan are the "at-risk" or variable component of annual executive compensation, constituting at least 30% of total cash compensation, with senior executives having the highest proportion of incentive-based compensation.

  For 1997, 30% of targeted incentive compensation was based on external measures compared to the group of comparable global pharmaceutical companies, and the remaining 70% was based on growth in the Company's sales, earnings and cash flow and on individual performance.

  For 1998, 70% of our executive officers' targeted incentive compensation will be based on the Company's sales and earnings per share growth and the remaining 30% will be based on individual performance.

LONG-TERM EQUITY-BASED COMPENSATION

  The Committee grants annual stock options with ten-year terms at an exercise price equal to the fair market value on the date of grant. The stock options have value based on the level of stock price appreciation over the market price on the date of grant. This provides an incentive for executives to develop shareholder value and rewards them in proportion to the gain received by other shareholders. The Committee considers the level of stock options granted by the group of comparable global pharmaceutical companies and the number of Company stock options previously granted in reaching its decision to make additional grants of stock options, but does not have a specific weighting formula for each factor.

POLICY ON DEDUCTIBILITY OF COMPENSATION

  The U.S. Internal Revenue Code limits to $1 million the corporate tax deduction for compensation paid to certain executive officers unless the compensation is based upon non-discretionary, pre-established performance goals. The Committee believes the stock options granted to the Company's executive officers meet the requirements for fully deductible compensation. However, since the annual incentive compensation plan reserves some discretion for the Committee to adjust awards to ensure that the efforts of the incentive compensation group are compensated fairly and appropriately, such awards may not be fully deductible under the Internal Revenue Code.

CHIEF EXECUTIVE OFFICER COMPENSATION

  The compensation of J. L. Zabriskie, who was President and Chief Executive Officer of the Company until January 20, 1997, was established by the Committee based on an analysis of his past performance as Chief Executive Officer, review of comparable compensation of chief executive officers of other leading global pharmaceutical companies, and application of the compensation policies described above. J. L. Zabriskie's annual base salary had been $950,000 and his annual incentive compensation target had been $850,000.

  J. Ekberg, who served as President and Chief Executive Officer of the Company from January 20, 1997 until May 10, 1997, received compensation at the same rate provided to J. L. Zabriskie in 1996 on a pro rata basis for the period during which he served as the Company's President and Chief Executive Officer. J. Ekberg had previously received $225,000 for services rendered to the Company as a consultant prior to becoming President and Chief Executive Officer of the Company.

  The compensation of F. Hassan, who was appointed President and Chief Executive Officer of the Company on May 10, 1997, consists of an annual base salary of $1,000,000 and an annual incentive compensation target award of $1,000,000. The Committee reviews his compensation compared to the compensation of chief executive officers of other leading global pharmaceutical companies and applies the compensation policies described above. The Committee is assisted in this process by an independent compensation consulting firm.

  The Board of Directors will evaluate the performance of the Company's President and Chief Executive Officer at least annually based upon both the Company's financial performance and the extent to which the strategic and business goals established for the Company are met. The Committee does not assign relative weights or rankings to particular factors but will make its determination based upon a consideration of all such factors.

                             COMPENSATION COMMITTEE

R. H. Brown            J. Ekberg            D. F. Grisham           B. Lindqvist

                             EXECUTIVE COMPENSATION

  The following table shows the total compensation received for the last three calendar years (or for such shorter period that the individual has been employed by the Company and its predecessors) by the current and former Presidents and Chief Executive Officers of the Company, by the next most highly compensated executive officers of the Company and by two former officers of the Company whose supplemental pay received upon termination of employment would have made them among the five most highly compensated officers in 1997. Compensation shown was received by the individual from the Company, and prior to the Combination, from either Upjohn or Pharmacia.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION                               LONG-TERM COMPENSATION
                              ----------------------------------------------   --------------------------------------------------
                                                                                                   SECURITIES
                                                                  OTHER        RESTRICTED STOCK    UNDERLYING
                                       BASE                      ANNUAL        AND PERFORMANCE       OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY      BONUS      COMPENSATION(1)     SHARE AWARDS     (# OF SHARES)   COMPENSATION(3)
---------------------------------------------------------------------------------------------------------------------------------
F. Hassan,                    1997   $644,445   $  636,000      $ 42,280         $10,080,000(2)      500,000                 0
 President and Chief
 Executive Officer(4)
J. Ekberg,                    1997   $555,895            0             0                   0               0                 0
 Former President and
 Chief Executive Officer(5)
J. L. Zabriskie,              1997   $ 48,522            0             0                   0               0        $4,775,153
 Former President and         1996   $950,000   $  477,955      $165,640                   0         180,000                 0
 Chief Executive Officer(6)   1995   $904,167   $1,172,760             0         $   336,250(2)      174,000        $    6,525
G. A. Ando,                   1997   $598,782   $  197,000      $ 20,028                   0          65,000                 0
 Executive Vice President     1996   $535,000   $  193,994      $170,840                   0          65,000                 0
 and President, Research      1995   $407,430   $  201,368      $120,000                   0               0                 0
 and Development
R. C. Salisbury,              1997   $439,000            0      $155,000                   0          65,000                 0
 Executive Vice President     1996   $425,000   $  168,690      $152,665                   0          65,000                 0
 and Chief Financial          1995   $369,797   $  298,822             0         $    78,481(2)       40,600        $    6,525
 Officer(7)
R. T. Collier,                1997   $ 29,167   $  140,000             0                   0          20,000                 0
 Senior Vice President
 and General Counsel(8)
L. S. Smith,                  1997   $491,667            0             0                   0          75,000        $2,914,892
 Former Executive Vice        1996   $575,000   $  263,970             0                   0          75,000        $    4,425
 President(9)                 1995   $541,047   $  575,576             0         $   168,125(2)       87,000        $    6,525
K. M. Cyrus,                  1997   $250,667            0      $101,250                   0          32,000        $1,637,493
 Former Senior Vice           1996   $365,000   $  118,083      $150,665                   0          32,000                 0
 President, Secretary and     1995   $318,287   $  263,110             0         $    71,756(2)       37,120        $    6,525
 General Counsel(10)

-------------------------
 (1) For 1996 and 1997, includes, among other things, amounts for reimbursement of taxes in excess of those that would have been incurred in the individual's home country, assistance in preparing required income tax returns, use of a Company car, a cost-of-living allowance in the amount of $135,000 for J.L. Zabriskie in 1996, $135,000 for R.C. Salisbury in 1996 and 1997, $135,000 in 1996 and $101,250 in 1997 for K.M. Cyrus, and in the
     case of G.A. Ando, a supplemental pension contribution equal to approximately $130,000 in 1996 and $111,000 in 1995.

 (2) Under the terms of his employment agreement, in order to replace equity compensation awards received from his prior employer that he forfeited by joining the Company, Mr. Hassan received 315,000 restricted shares of the Company's Common Stock, which are included in the table in accordance with the rules of the United States Securities and Exchange Commission at the fair market value on date of grant. Of these shares, 75,000 vested on January 1, 1998 and the remainder will vest on June 1, 1998. Dividends are paid on these shares. At year-end, these shares had a market value of $11,536,875. The Performance

     Shares included in the table for J.L. Zabriskie, R.C. Salisbury, L.S. Smith and K.M. Cyrus are included at the fair market value of the number of shares of Upjohn Common Stock on the date of grant. These performance shares were earned in 1996 and had a value on the date earned as follows:
     J.L. Zabriskie, $467,481; L.S. Smith, $242,442; R.C. Salisbury, $152,510;
     and K.M. Cyrus, $148,370.

 (3) All other compensation represents the Company match under the Company's Employee Savings Plan, and, in the case of J.L. Zabriskie, L.S. Smith and K.M. Cyrus, additional compensation received following termination of employment from the Company.

 (4) F. Hassan has held such office since May 10, 1997.

 (5) J. Ekberg held such office from January 20, 1997 until May 10, 1997.

 (6) J.L. Zabriskie held such office until January 20, 1997.

 (7) R.C. Salisbury will leave such office on March 30, 1998.

 (8) R.T. Collier has held such office since December 1, 1997.

 (9) L.S. Smith retired on October 31, 1997.

(10) K.M. Cyrus retired on August 31, 1997.

                              STOCK OPTION GRANTS

  During 1997, the following officers were granted stock options to purchase shares of the Company's Common Stock at an exercise price equal to the market price on date of grant. Stock options provide value to the officers in proportion to the value provided to all shareholders based on appreciation in the Company's stock price. Options can be exercised in full after one year of employment from the date of grant with payment in either cash or shares of the Company's Common Stock. Upon a stock-for-stock exercise, the optionee will receive a new, non-qualified reloaded stock option at the then current market price for the number of shares tendered to exercise the option. The reloaded stock option will have an exercise term equal to the remaining term of the exercised option. Options granted in 1997 may only be exercised during employment or within three months after employment ceases, except that following retirement at or after age 65 or other termination of employment approved by the Compensation Committee of the Board, stock options may be exercised for periods specified in the option grant up to five years (but not beyond the original expiration date of the option).

              ORIGINAL STOCK OPTION GRANTS IN LAST FISCAL YEAR(2)

                                        INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------------
                                           NUMBER OF      % OF TOTAL
                                           SECURITIES      OPTIONS                                      GRANT
                                           UNDERLYING     GRANTED TO     EXERCISE OR                     DATE
                                            OPTIONS      EMPLOYEES IN    BASE PRICE     EXPIRATION     PRESENT
                 NAME                       GRANTED      FISCAL YEAR       ($/SH)          DATE        VALUE(1)
---------------------------------------    ----------    ------------    -----------    ----------    ----------
F. Hassan..............................     500,000         11.25%         32.0000        5/09/07     $3,405,000
G. A. Ando.............................      65,000          1.46%         38.1250        2/24/07     $  525,850
R. C. Salisbury........................      65,000          1.46%         38.1250        2/24/07     $  525,850
L. S. Smith............................      75,000          1.69%         38.1250       11/01/02     $  606,750
K. M. Cyrus(3).........................      32,000          0.72%         38.1250        9/01/02     $  258,880
R. T. Collier..........................      20,000          0.45%         34.2188       12/01/07     $  145,600

-------------------------
(1) In accordance with the rules of the United States Securities and Exchange Commission, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company cannot predict or estimate the future price of the Company's Common Stock, and neither the Black-Scholes model nor any other model can accurately determine the value of an option. Accordingly, there is no assurance that the value realized by an officer, if any, will be at or near the value estimated in the Black-Scholes model. The Black-Scholes Ratio of 21.40% was determined using the following assumptions: an industry average volatility of 21.00%, a dividend yield of 2.83%, a risk-free interest rate of 5.45%, a projected exercise period of 5.3 years and no additional value for reloaded stock options.

(2) No grants were made to J.L. Zabriskie or J. Ekberg. The Stock Options granted to F. Hassan were granted on May 9, 1997, the date he first became employed by the Company. The Board of Directors of the Company elected F. Hassan President and Chief Executive Officer of the Company on May 10, 1997.

(3) K.M. Cyrus made stock-for-stock option exercises in 1997 and received reloaded stock options for the number of shares tendered in the exercises as follows: (a) 2,703 shares with an exercise price of $37.00 and an expiration date of 2/19/01; (b) 20,562 shares with an exercise price of $37.00 and an expiration date of 9/01/02; (c) 2,897 shares with an exercise price of $34.50 and an expiration date of 9/01/02; and (d) 2,898 shares with an exercise price of $34.50 and an expiration date of 2/18/02.

                             STOCK OPTION EXERCISES

  The following table shows the number of stock options exercised and the value realized by the named officers during 1997 and the number of unexercised stock options remaining at year-end and the potential value thereof based on the year-end closing market price of the Company's Common Stock of $36.625:

             AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES*

                                                                      NUMBER OF
                                                                     SECURITIES             VALUE OF
                                                                     UNDERLYING            UNEXERCISED
                                                                     UNEXERCISED          IN-THE-MONEY
                                                                     OPTIONS AT            OPTIONS AT
                                                                      FY-END(#)             FY-END($)
                                       SHARES                      ---------------    ---------------------
                                    ACQUIRED ON        VALUE        EXERCISABLE/          EXERCISABLE/
              NAME                  EXERCISE(#)     REALIZED($)     UNEXERCISABLE         UNEXERCISABLE
--------------------------------    ------------    -----------    ---------------    ---------------------
F. Hassan.......................            0               0            0/500,000    $         0/2,312,500
J. L. Zabriskie.................            0               0      841,500/      0    $10,435,000/        0
G. A. Ando......................            0               0       65,000/ 65,000              0/        0
R. C. Salisbury.................        5,913        $ 81,945      201,431/ 65,000    $   981,336/        0
R. T. Collier...................            0               0            0/ 20,000    $         0/   46,124
L. S. Smith.....................            0               0      163,250/      0              0/        0
K. M. Cyrus.....................       52,887        $676,425      237,677/      0    $ 1,257,447/        0

-------------------------
* No options were granted to J. Ekberg

               COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN

  Since the Company only became public on November 2, 1995, the Company's cumulative total shareholder return over a five-year period cannot be provided. However, the following graph shows the change in the Company's cumulative total shareholder return (stock price appreciation plus the cumulative value of reinvested dividends) compared to the Standard & Poor's 500 Stock Index and the Standard & Poor's Health Care (Drugs) Index (which includes Eli Lilly & Company, Merck & Company, Inc., Pfizer, Inc., Schering-Plough Corporation and the Company) for the period from November 2, 1995, when public trading in the Company's Common Stock began, until December 31, 1997. The graph assumes $100 was invested on November 2, 1995. It should be noted that during the period from August 18, 1995, the last trading day prior to the public announcement of the Combination of Upjohn and Pharmacia, until November 2, 1995, which is the starting date for the graph below, the market price for both Upjohn and Pharmacia stock increased significantly in anticipation of the benefits to be derived from the Combination. The stock performance as shown on the following graph should not be interpreted as a prediction of future stock performance.

               Measurement Period                   Pharmacia &                          S&P Health
             (Fiscal Year Covered)                     Upjohn           S&P 500          Care-Drugs
11/2/95                                                        100               100               100
12/95                                                       106.52            104.83            109.76
3/96                                                        110.32            110.25            113.13
6/96                                                        123.64            115.19            119.32
9/96                                                        115.89            118.75            125.61
12/96                                                       111.96            128.65            136.88
3/97                                                        104.23            132.10            145.39
6/97                                                         99.79            155.17            186.54
9/97                                                        105.57            166.79            190.73
12/97                                                       106.63            171.58            218.01

                              RETIREMENT BENEFITS

  The Company's executive officers participate in the Global Officer Pension Plan, which supplements the officer's other sources of retirement income to provide the officer with the actuarial value of an annual life annuity of 65% of the officer's final three-year average annual salary and cash bonus compensation prior to retirement from the Company, provided the officer retires at age 65 with at least ten years of service under the Plan. Appropriate adjustments will be made if the officer has less than ten years of service under the Plan or retires before age 65. In no event will an executive officer receive a retirement benefit less than what he would have received had he remained in his home country pension plan for the duration of his employment with the Company.

  The following table illustrates the estimated annual benefits that would be payable under the Company's Global Officer Pension Plan (before deductions for social security or other governmental retirement income and before deduction of any other sources of retirement income from the Company, its predecessors and any prior employers) if the individual had retired at the end of last year (assuming he was at least age 55, the minimum age for retirement under the Plan) and upon reaching age 65:

                      GLOBAL OFFICER PENSION PLAN TABLE(1)

                                         AGE AT                ANNUAL BENEFIT AT           ANNUAL BENEFIT
                                    DECEMBER 31, 1997       DECEMBER 31, 1997(3)($)         AT AGE 65($)
                                    -----------------       -----------------------        --------------
F. Hassan(2).................              52                        45,000                   1,300,000
G. A. Ando(2)................              48                       133,000                     517,000
R. C. Salisbury(2)...........              54                       188,000                         N/A
R. T. Collier(2).............              44                         1,000                     364,000

-------------------------
(1) For purposes of this table, the individual's Final Average Salary under the Plan for both December 31, 1997 and at age 65 is deemed to be the annualized base salary and targeted incentive compensation at year-end, which was $2,000,000 for F. Hassan, $795,000 for G.A. Ando, $573,435 for R.C.
    Salisbury, and $560,000 for R.T. Collier.

(2) The officers included in the above table would not have been entitled to actually receive this benefit if they had retired at December 31, 1997 since they were not age 55, the minimum age for retirement under the Plan.

(3) During 1997, J.L. Zabriskie received a pension plan lump sum payment of $10,088,168; L.S. Smith received a pension plan lump sum payment of $6,685,682; and K.M. Cyrus received a pension plan lump sum payment of $2,896,799.

                     EMPLOYMENT AGREEMENTS AND TERMINATION
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

  Dr. J. L. Zabriskie, former President and Chief Executive Officer of the Company, resigned from the Company on January 20, 1997. As a result of his resignation, Dr. Zabriskie received 2.5 times his 1996 base salary and target incentive bonus; 87,629 shares of the Company's Common Stock, plus accumulated, reinvested dividends thereon; an additional 60 days' base salary; the costs of relocation to the United States; continued employee benefit coverage for up to 30 months; and a period of 5 years to exercise all of his stock options that were outstanding on such date. Dr. Zabriskie also received retirement benefits from the Company as if he had been employed by the Company for 28 years plus his actual years of service assuming he had been employed through November 29, 1997, less the value of his pension from former employment.

  All executive officers have employment agreements with the Company providing for the payment of severance pay equal to twice the officer's annualized cash compensation (whether or not deferred) in the event such officer's employment is terminated by the Company other than for "cause" or by the employee with "good reason" as such terms are defined in the agreements.

  As previously disclosed to the public last August, in order to recruit Mr. Hassan from his prior position as Executive Vice President and member of the Board of Directors of American Home Products Corporation, the Company entered into an employment agreement with him establishing his compensation and benefits. Under his employment agreement, Mr. Hassan's annual base salary was set at $1 million and his annual incentive compensation target award was set at $1 million, with a minimum cash bonus of $636,000 for 1997. To replace equity compensation awards received from his prior employer that he forfeited by joining the Company, and to provide an incentive to increase shareholder value, Mr. Hassan received 315,000 restricted shares of the Company's Common Stock, 75,000 shares of which vested on January 1, 1998 and the remainder of which will vest on June 1, 1998, and a stock option for 500,000 shares of the Company's Common Stock, vesting ratably on June 1, 1998, June 1, 1999 and June 1, 2000 or earlier upon a Change in Control of the Company, his death or disability or his termination of employment by the Company without Cause or by him with Good Reason (as such terms are defined in his employment agreement). Mr. Hassan's employment agreement also provides that in the event his employment is terminated by the Company without Cause or by him with Good Reason prior to June 1, 2000, he shall be entitled to (i) severance pay equal to the total amount of base salary and annual target incentive compensation he would have received had he continued to be employed until June 1, 2000 (but not less than two years of annual compensation); (ii) retirement and other employee benefits as if he had continued to be employed until November 12, 2000; (iii) immediate vesting of all outstanding restricted stock and stock options; and (iv) if termination occurs within one year following a Change in Control of the Company and if the before-tax value (based on the spread between the then current market price and the exercise price) of all stock options ever granted to him (even if previously exercised or not yet exercisable) is less than $15 million, receipt of a cash amount, grossed up for any resulting excise taxes, equal to the amount by which such aggregate stock option value is less than $15 million. Finally, in order to protect Mr. Hassan against losing pension benefits as a result of joining the Company, his employment agreement provides that he will receive a pension equal to the greater of (i) the amount he would have received if he had remained employed with his prior employer until age 55 or such later date that he retires from the Company and if his compensation had been the same as that received from the Company (or had increased only at a 5% rate annually if he is terminated with Cause or leaves without Good Reason); or (ii) the amount determined under the Company's Global Officer Pension Plan, offset in either case by any pension benefits actually received from his prior employer.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  Coopers & Lybrand, LLP, has been selected by the Board of Directors to be the Company's independent accountants. Representatives from the firm will be present at the Annual Meeting of Shareholders and will be given an opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

                        RECEIPT OF SHAREHOLDER PROPOSALS

  For inclusion in the Company's 1999 proxy statement, all shareholder proposals for consideration at the Annual Meeting of Shareholders of the Company to be held in 1999 must be received by the Secretary of the Company at the address set forth on the first page of this proxy statement by December 15, 1998. Such proposals must also comply with all regulations of the Securities and Exchange Commission.

                                 OTHER BUSINESS

  The Company knows of no other business to come before the meeting. If, however, other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in their discretion in accordance with their best judgment.

                                          By order of the Board of Directors,
                                          Don W. Schmitz
                                          Secretary
Dated: March 23, 1998

                           PHARMACIA & UPJOHN LOGO

K                                                                    97-178 3/98

                           PHARMACIA & UPJOHN, INC.

                         ANNUAL MEETING, MAY 8, 1998                      PROXY
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints S. Gyll and F. Hassan and each of them, as proxies with power of substitution, to vote all the stock of PHARMACIA & UPJOHN, INC. which the undersigned has the power to vote at the Company's Annual Meeting or at any adjournment thereof, as specified on the reverse side, and in their discretion upon such other matters as may properly come before the meeting. If applicable, this proxy shall also govern the voting of stock held for the account of the undersigned in the Company's Employee Savings Plan.

        IF YOU SIGN THIS PROXY WITHOUT MARKING ANY OVALS, THIS PROXY SHALL BE VOTED FOR ALL NOMINEES AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.


                                             [ ] Check here for address change.
                                             New Address:
                                                         ----------------------

                                             ----------------------------------

                                             ----------------------------------
                                             [ ] Check here if you plan to
                                             attend the meeting.



Dear Shareholder:

        On the reverse side of this card are instructions on how to vote for the election of directors by telephone. Please consider voting by telephone. Your vote is recorded as if you mailed in your proxy card. We believe voting this way is convenient and it also saves the Company money.

        Thank you for your attention to these matters.

                           PHARMACIA & UPJOHN, INC.
                PLEASE MARK VOTE IN OVAL USING DARK INK ONLY.


The Board of Directors recommends a vote FOR all nominees                FOR       WITHHELD      FOR
                                                                         all       from all      all
                                                                       nominees     nominees    nominees, except vote withheld from
                                                                                                the following nominees:
1. NOMINEES: 01 - Gustaf Douglas, 02 - Fred Hassan, 03 - 0lof
   Lund, 04 - C. Steven McMillan for three-year terms                   /  /         /  /          /  /
                                                                                                         --------------------------
2. In their discretion on any other matters properly arising            FOR         AGAINST
   during the meeting                                                  /  /         /  /

                                                                                                  PLEASE SIGN EXACTLY AS YOUR NAME
                                                                                                  APPEARS. IF ACTING AS ATTORNEY,
                                                                                                  EXECUTOR, TRUSTEE, OR IN
                                                                                                  REPRESENTATIVE CAPACITY, SIGN
                                                                                                  NAME AND INDICATE TITLE.

                                                                                                  --------------------------------
                                                                                                  Signature               Date

                                                                                                  --------------------------------
                                                                                                  Signature               Date

                                                                                                  PLEASE VOTE, SIGN, DATE, AND
                                                                                                  RETURN THIS PROXY CARD PROMPTLY
                                                                                                  TO HARRIS TRUST AND SAVINGS BANK
                                                                                                  USING THE ENCLOSED ENVELOPE.


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                           - FOLD AND DETACH HERE -

                         TELEPHONE VOTING INSTRUCTIONS


Dear Shareholders:

        Your vote is important to us. We have provided an automated telephone option for granting your proxy which you may access 24 hours a day by dialing this TOLL FREE NUMBER: 1-888-221-0693 (if located within the U.S.) on a touch tone telephone.

        After dialing 1-888-221-0693, you will hear the following instructions:

              Please enter your six digit control number which appears directly above the words "Dear Shareholders".
              Please press 1 if you wish to vote for the recommendations of the
               Board of Directors.
              Please press 0 if you wish to vote on each proposal separately and the system will prompt you for your vote with instructions.

        Once this is completed, the telephone option will automatically hang up and your proxy will be voted as you directed.
THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY CARD.